EXHIBIT 99.1

Media Contact: Samantha Moore Group Manager, Public Relations (650) 385-5259 smoore@informatica.com	Investor Contact: Tara Calhoun Sr. Director, Investor Relations (650) 385-5059 tcalhoun@informatica.com

INFORMATICA REPORTS THIRD QUARTER REVENUES OF $50.7 MILLION

Strengthens position through acquisition and infrastructure focus

REDWOOD CITY, Calif., October 16, 2003 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration and business intelligence software, today announced financial results for the third quarter ended September 30, 2003.

     Revenues for the third quarter of 2003 were $50.7 million, up slightly from the $50.5 million recorded in the second quarter of 2003, and also up over the $47.6 million recorded in the third quarter of 2002. Net loss for the third quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $0.2 million or $0.00 per share, compared with a net loss of $17.3 million or $0.22 per share in the third quarter of 2002. Pro forma net income for the third quarter of 2003 was $4.5 million or $0.05 per share, up from $0.1 million or $0.00 per share in the third quarter of 2002. Pro forma operating results discussed in this press release exclude charges related to the amortization of other intangible assets and stock-based compensation, purchased in-process research and development and restructuring charges. All of these expenses are included in Informatica’s GAAP results.

     For the nine-month period ending September 30, 2003, revenues were $149.8 million, an increase from the $145.3 million recorded during the first nine months of 2002. GAAP net income for the first nine months of 2003 was $4.2 million or $0.05 per share, an increase from net loss of $17.1 million or $0.21 per share for the first nine months of 2002. Pro forma net income for the first nine months of 2003 was $9.3 million or $0.11 per share, an increase from $1.0 million or $0.01 per share in the first nine months of 2002.

“This was a pivotal quarter for Informatica as we drove forward with persistent focus around our infrastructure business, while continuing to deliver customer success, product innovation and industry leadership,” said Gaurav Dhillon, president and CEO of Informatica. “With our acquisition of Striva and our launch of our metadata management product SuperGlue, we have demonstrated our commitment to delivering the most comprehensive, unified platform for integrating and visualizing data anywhere in the organization at a time when CIOs are consistently ranking integration and visibility among their top needs. Our customers continue to derive tremendous ROI from our solutions, with a customer going live almost every day of the quarter.”

Significant milestones achieved in the third quarter of 2003 include:

•	Signed repeat business with 124 customers. Customers continue to derive value from their investment in Informatica solutions, including American Eagle Outfitters, AXA, Best Buy, Federal Express, Hearst Corporation, GE Aircraft, Hoffman La Roche, Lockheed Martin, Motorola, T-Mobile, Union Bank of California, U.S. Secret Service and Warner Brothers.

•	Signed 55 new customers. Informatica increased its customer base this quarter to 1,860 companies. New customers include Allianz Australia, Amway, Boston Children’s Hospital, Equity One, Federal Bureau of Investigation, Highmark, Metro-Goldwyn Mayer, Office of the Secretary of Defense, Siemens Building Technologies, Telecom Italia, U.S. Agency for International Development and U.S. Office of Personnel Management.

•	Completed acquisition of Striva Corporation. An award-winning provider of mainframe data integration solutions, Striva extends Informatica’s leadership in comprehensive enterprise data integration and business intelligence with innovative mainframe technology for high-speed bulk data movement and industry-leading solutions for real-time change data capture in legacy and non-legacy environments.

•	Launched Informatica SuperGlue metadata management product. Designed to empower CIOs with greater visibility and control of their enterprise information assets, Informatica SuperGlue is the industry’s first completely Web-based metadata management solution for assembling, visualizing and analyzing information about data and systems across the enterprise. Leveraging Informatica’s data integration and business intelligence software, SuperGlue integrates disparate enterprise metadata and vividly portrays and controls the movement, lineage and utilization of information assets, enabling organizations to reduce business risk and increase productivity while helping to reduce IT development and maintenance costs.

•	Enhanced data quality offering through an OEM agreement with Firstlogic, Inc. Informatica’s market-leading data integration platform now embeds powerful data quality technology from Firstlogic, providing customers with a unified solution for best-of-breed data quality and integration capabilities.

•	Strengthened focus on data integration business. In order to further extend its market leadership in data integration, Informatica transitioned its solutions business to systems integration and software application partners. With this realignment in strategy, Informatica has focused resources around its strongest product lines: the market’s leading data integration infrastructure and a next-generation business intelligence platform.

•	Acknowledged as industry’s leading data integration vendor. The Data Warehousing Institute (TDWI) issued a survey on data integration highlighting Informatica as the clear market leader, with market share over 200 percent larger than the nearest vendor. Informatica was also named one of the top “10 most influential” companies in the areas of application development and data integration by Computer Business Review alongside industry heavyweights such as Sun, IBM and Microsoft. International Data Corporation also ranked Informatica as the leading vendor in the data movement and replication space for the third-consecutive year.

•	Gained further traction in business intelligence market. Informatica was positioned in the “Visionary” quadrant in Gartner’s August 25, 2003 report, “Magic Quadrants for EBIS/Reporting and BI Platforms, 2H03.” According to a study by Ventana Research, the Informatica PowerAnalyzer business intelligence platform also demonstrated the lowest overall total cost of ownership among leading business intelligence vendors in the most use case scenarios – beating out Cognos, MicroStrategy, Information Builders and Actuate. Finally, Motorola’s implementation of Informatica’s PowerAnalyzer business intelligence platform beat nominations from other BI vendors for CMP Media’s “RealWare Award” for Best Strategic Business Performance Management solution – recognizing Motorola’s “outstanding achievements in innovative IT solutions powered by Informatica products that produce business value”.

To supplement our condensed consolidated financial statements presented on a GAAP basis, Informatica uses pro forma measures of net income and net income per share, which are adjusted to exclude certain charges and expenses discussed above which we believe are appropriate to enhance an overall understanding of our past financial performance. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before losses or other charges that are considered by management to be outside of our core operating results. In addition, these pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles in the United States.

Informatica will be discussing its third quarter 2003 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast and replay of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 888-286-8010, passcode 20124210. The telephone replay will be available until 4:00 p.m. on October 23, 2003.

About Informatica
     Informatica Corporation (NASDAQ: INFA) is a leading provider of data integration and business intelligence software. Using Informatica products, Global 2000 companies can leverage their existing information assets for enterprise insight that helps them improve business performance, increase customer profitability, streamline supply chain operations and proactively manage regulatory compliance. More than 1,800 companies worldwide rely on Informatica to meet their end-to-end needs for enterprise data integration and business intelligence. For more information, call 1.650.385.5000 (1.800.970.1179 in the U.S.), or visit the Informatica Web site at www.informatica.com.

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     Note: Informatica and SuperGlue are the trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenues:
License	$22,774	$22,270	$70,552	$75,176
Service	27,903	25,375	79,220	70,142

Total revenues	50,677	47,645	149,772	145,318
Cost of revenues:
License	974	1,377	2,198	4,483
Service	9,745	9,764	28,661	29,362

Total cost of revenues	10,719	11,141	30,859	33,845

Gross profit	39,958	36,504	118,913	111,473
Operating expenses:
Research and development	12,071	11,278	34,750	34,884
Sales and marketing	20,350	20,981	62,272	64,851
General and administrative	5,190	5,270	15,981	15,093
Amortization of intangible assets	99	285	524	855
Amortization of stock-based compensation	22	52	65	190
Purchased in-process research and development	4,524	—	4,524	—
Restructuring charges	—	17,030	—	17,030

Total operating expenses	42,256	54,896	118,116	132,903

Income (loss) from operations	(2,298)	(18,392)	797	(21,430)
Interest income and other, net	2,895	1,176	5,275	4,655

Income (loss) before income taxes	597	(17,216)	6,072	(16,775)
Income tax provision	781	64	1,870	325

Net income (loss)	$(184)	$(17,280)	$4,202	$(17,100)

Net income (loss) per share:
Basic and Diluted	$(0.00)	$(0.22)	$0.05	$(0.21)

Weighted shares used to compute net income (loss) per share:
Basic	80,380	79,999	80,381	79,659

Diluted	80,380	79,999	83,097	79,659

Pro forma information, excluding amortization of intangible assets and stock-based compensation, purchased in-process research and development and restructuring charges:
Income (loss) from operations, GAAP basis	$(2,298)	$(18,392)	$797	$(21,430)
Amortization of intangible assets	99	285	524	855
Amortization of stock-based compensation	22	52	65	190
Purchased in-process research and development	4,524	—	4,524	—
Restructuring charges	—	17,030	—	17,030

Income (loss) from operations, pro forma	2,347	(1,025)	5,910	(3,355)
Interest income and other, net	2,895	1,176	5,275	4,655

Income before income taxes, pro forma	5,242	151	11,185	1,300
Income tax provision	781	64	1,870	325

Net income, pro forma	$4,461	$87	$9,315	$975

Net income per share, pro forma:
Basic	$0.06	$0.00	$0.12	$0.01

Diluted	$0.05	$0.00	$0.11	$0.01

Weighted shares used to compute net income per share, pro forma:
Basic	80,380	79,999	80,381	79,659

Diluted	83,394	82,820	83,097	83,187

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	June 30,	December 31,
	2003	2003	2002

	(unaudited)	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$160,489	$130,791	$122,490
Short-term investments	57,800	111,088	113,385
Accounts receivable, net	27,093	26,119	29,982
Prepaid expenses and other current assets	4,683	5,376	8,680

Total current assets	250,065	273,374	274,537
Property and equipment, net	40,862	42,861	47,370
Restricted cash	12,166	12,166	12,166
Goodwill and intangible assets, net	87,694	30,366	30,791
Other assets	355	355	330

Total assets	$391,142	$359,122	$365,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$44,368	$41,762	$41,383
Deferred revenue	48,020	50,478	51,702
Accrued restructuring charges	4,857	4,866	4,812
Accrued merger costs	1,431	—	—

Total current liabilities	98,676	97,106	97,897
Accrued restructuring charges, less current portion	11,435	12,548	14,894
Accrued merger costs, less current portion	603	—	—
Stockholders’ equity	280,428	249,468	252,403

Total liabilities and stockholders’ equity	$391,142	$359,122	$365,194

INFORMATICA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Operating activities
Net income (loss)	$(184)	$(17,280)	$4,202	$(17,100)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,655	2,540	8,406	7,265
Provision for doubtful accounts	—	772	177	1,433
Amortization of stock-based compensation	22	52	65	190
Amortization of intangible assets	99	285	524	855
Purchased in-process research and development	4,524	—	4,524	—
Non-cash restructuring charges	—	1,887	—	1,887
Gain on the sale of investments	(103)	—	(121)	(154)
Loss on disposal of property and equipment	—	—	4	357
Other	—	181	76	181
Changes in operating assets and liabilities:
Accounts receivable	423	740	4,109	(2,475)
Prepaid expenses and other current assets	1,205	(848)	4,509	719
Other assets	7	205	(18)	546
Accounts payable and other current liabilities	681	(4,552)	1,061	(828)
Accrued restructuring charges	(1,121)	14,296	(3,414)	11,752
Deferred revenue	(3,387)	5,084	(4,611)	7,237

Net cash provided by operating activities	4,821	3,362	19,493	13,521
Investing activities
Purchases of property and equipment, net	(512)	(650)	(1,758)	(5,365)
Purchases of investments	(25,458)	(89,370)	(92,745)	(218,350)
Sales and maturities of investments	78,499	66,700	147,889	153,013
Acquisitions, net of cash acquired	(30,279)	—	(30,279)	—

Net cash provided (used) by investing activities	22,250	(23,320)	23,107	(70,702)
Financing activities
Proceeds from issuance of common stock, net of payments for repurchases	3,480	3,737	6,532	7,531
Treasury stock purchases	(1,003)	—	(11,448)	—

Net cash provided (used) by financing activities	2,477	3,737	(4,916)	7,531

Effect of foreign currency translation	150	11	315	388
Increase (decrease) in cash and cash equivalents	29,698	(16,210)	37,999	(49,262)
Cash and cash equivalents at beginning of period	130,791	98,212	122,490	131,264

Cash and cash equivalents at end of period	$160,489	$82,002	$160,489	$82,002